      As filed with the Securities and Exchange Commission on March 5, 2002

                                                       Registration No. 333-**
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ------------

                                CHICO'S FAS, INC.
               (Exact name of company as specified in its charter)


                 Florida                            59-2389435
    (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
    Incorporation or Organization)


           11215 Metro Parkway
           Fort Myers, Florida                         33912
 (Address of principal executive offices)            (Zip Code)


                                Chico's FAS, Inc.
                           Deferred Compensation Plan
                            (Full title of the plan)

                               Marvin J. Gralnick
                             Chief Executive Officer
                                Chico's FAS, Inc.
                               11215 Metro Parkway
                            Fort Myers, Florida 33912
                     (Name and address of agent for service)

                                 (941) 277-6200
          (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                     Proposed maximum        Proposed maximum
    Title of securities         Amount to be          offering price            aggregate              Amount of
     to be registered          registered (1)          per share (1)        offering price (1)    registration fee (1)
----------------------------------------------------------------------------------------------------------------------
   Deferred Compensation
        Obligations                 n/a                     n/a               $20,000,000               $1,840
      Plan Interests                n/a                     n/a                    n/a                    n/a
======================================================================================================================

(1) This Registration Statement covers $20,000,000 of deferred compensation obligations of the Registrant which may be offered or sold under the Registrant's Deferred Compensation Plan; and (ii) an indeterminate amount of plan interests which may be offered or sold under the Registrant's Deferred Compensation Plan. Pursuant to Division of Corporate Finance Manual of Publicly Available Telephone Interpretations, July 1997 Interpretation G68, there is no fee required where an indeterminate number of plan interests are being registered.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Chico's FAS, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (the "Form 10-K"); and

         2. Each of the Company's Quarterly Reports on Form 10-Q filed since the Form 10-K.

         All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Florida Business Corporation Act, as amended (the "Florida Act") provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceeding by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a a shareholder.
Article VI of the Company's By-laws provides that the Company shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

         The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they may or may not be indemnified by the Company.

         The Company has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements create certain indemnification obligations of the Company in favor of the directs and executive officers and, as permitted by applicable law, clarify and expand the circumstances under which a director or executive officer will be indemnified.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable

Item 8.  Exhibits.
         --------

         Exhibit Numbers                        Exhibit
         -----------------------------------------------------------------------
             4.1 Amended and Restated Articles of Incorporation of Registrant, as amended (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Commission File No. 333-44678), as filed with the Commission on August 28, 2000).

             4.2 Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.4 to the Company's Form 10-Q for the Quarter ended September 1, 1992, as filed with the Commission on October 15, 1992).

             5              Opinion of Counsel

             23.1 Consent of Counsel (incorporated by reference into Exhibit 5)

             23.2           Consent of Arthur Andersen LLP

             24 Power of Attorney (included as part of the signature page)

             99.1           Deferred Compensation Plan

Item 9.  Undertakings.
         ------------

         The undersigned hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, on this 5th day of March, 2002.

                                             Chico's FAS, Inc.


                                             By:  /s/ Marvin J. Gralnick
                                                ---------------------------
                                             Name:  Marvin J. Gralnick
                                             Title: Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of the 5th day of March, 2002 by or on behalf of the following persons in the capacities indicated.

         Each person, in so signing, also makes, constitutes and appoints Marvin
J. Gralnick, Charles J. Kleman and Scott A. Edmonds, and each of them, his or her true and lawful attorney-in-fact, in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

     /s/ Marvin J. Gralnick                           /s/ Verna K. Gibson
    ------------------------                      ----------------------------
       Marvin J. Gralnick                                 Verna K. Gibson
     Chief Executive Officer                                 Director
           and Director

      /s/ Charles J. Kleman                            /s/ Ross E. Roeder
    ------------------------                      ----------------------------
        Charles J. Kleman                                 Ross E. Roeder
     Chief Financial Officer,                                Director
Executive Vice President - Finance
            Director

     /s/ Helene B. Gralnick                           /s/ John W. Burden
    ------------------------                      ----------------------------
      Helene B. Gralnick                                 John W. Burden
          Director                                          Director

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under the Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the State of Florida, on this 5th day of March, 2002.



                       CHICO'S FAS, INC. DEFERRED COMPENSATION PLAN


                       By: /s/ Scott Edmonds
                           -----------------------------------------
                           Scott Edmonds, President and Chief Operating Officer

                                INDEX TO EXHIBITS

Exhibit Numbers                        Exhibit
-------------------------------------------------------------------------------
     4.1         Amended and Restated Articles of Incorporation of
                 Registrant, as amended (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Commission File No. 333-44678), as filed with the Commission on August 28, 2000).

     4.2 Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.4 to the Company's Form 10-Q for the Quarter ended September 1, 1992, as filed with the Commission on October 15, 1992).

                 Opinion of Counsel
     5
                 Consent of Counsel (incorporated by reference into Exhibit 5) 23.1
     23.2        Consent of Arthur Andersen LLP

     24          Power of Attorney (included as part of the signature page)

     99.1        Deferred Compensation Plan